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                 FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


     FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT dated as of June 15, 1998 by and among Dobson Wireline Company ("Dobson") and Ronald W. Henriksen, in his capacity as Seller's Agent.

                             W I T N E S S E T H:


     WHEREAS, Dobson and the shareholders (the "Sellers") of American Telco, Inc. ("ATI") and American Telco Network Services, Inc. (collectively, the "Companies") have entered into that certain Stock Purchase Agreement dated March 26, 1998 (the "Purchase Agreement") pursuant to which Dobson has agreed to purchase from the Sellers all of the outstanding shares of Common Stock of the Companies; and

     WHEREAS, pursuant to Section 11.16 of the Purchase Agreement, the Sellers(1) Agent has the right to enter into amendments to the Purchase Agreement on behalf of the Sellers; and

     WHEREAS, the parties hereto wish to amend the Purchase Agreement as hereinafter provided.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. The second sentence of Section 6.6 of the Purchase Agreement is hereby amended to read in its entirety as follows:

     "Buyer shall pay or cause the payment of such amounts to those employees listed on SCHEDULE 6.6 who continue to be employed by ATI ninety (90) days after the Closing."

     2. Except as otherwise amended herein, the terms of the Purchase Agreement shall remain in full force and effect as of the date hereof.

     3. Except as otherwise defined herein, all defined terms shall have those meanings as set forth in the Purchase Agreement.

     4. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.


                                       DOBSON WIRELINE COMPANY


                                       By:  /s/  Stephen T. Dobson
                                          -------------------------------------
                                            Name: Stephen T. Dobson
                                            Title: President


                                       /s/ Ronald W. Henriksen
                                       ----------------------------------------
                                         Ronald W. Henriksen, as Sellers' Agent





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